UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014

HIGH PERFORMANCE BEVERAGES COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-54973	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331
 (Address of principal executive offices) (Zip code)

602.326.8290
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 21, 2014, in the process of preparing its quarterly report on Form 10-Q for the quarter ended January 31, 2014, management of High Performance Beverages Company, a Nevada corporation, (the “Company”) became aware that the Company’s financial statements in the annual report for the year ended July 31, 2012 erroneously did not give effect to shares issued for the payment of accounting fees and improperly treated shares issued for services as a liability as opposed to equity.  Accordingly, the management determined that the financial statements included in the annual report for the year ended July 31, 2012 cannot be relied on and instructed the Company’s Chief Financial Officer to restate such financial statements and file amendments to such financial statements as soon as practicable.

The Company’s Board of Directors, as well as its management have discussed the matters in this Current Report on Form 8-K with L.L. Bradford & Company, LLC, the Company’s independent public registered accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFORMANCE BEVERAGES COMPANY

Dated: March 24, 2014	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer

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